UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

UBIQUITI NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2580 Orchard Parkway

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 942-3085

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 4, 2012, the board of directors (the “Board”) of Ubiquiti Networks, Inc. (the “Company”) appointed Ronald Sege as a Class II director to serve for the remainder of the Class II director term or until his successor is duly elected and qualified. The Company and Mr. Sege intend to enter into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-174974) as declared effective by the Securities and Exchange Commission on October 13, 2011.

There are no understandings or arrangements between Mr. Sege or any other person and the Company or any of its subsidiaries pursuant to which Mr. Sege was elected to serve as a director. There are no family relationships between Mr. Sege and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Sege or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

On October 4, 2012, the Compensation Committee of the Board of the Company approved granting Mr. Sege an option pursuant to the Company’s Amended and Restated 2010 Equity Incentive Plan to purchase 60,000 shares of the Company’s common stock. The grant will be made effective as of the first full trading day after the Company’s trading window opens subsequent to the Company’s press release for its financial results as of and for the period ended September 30, 2012, and the exercise price per share shall be equal to the closing price on such grant date. Twenty five percent (25%) of the shares subject to Mr. Sege’s Option shall vest shall vest on the first anniversary of Mr. Sege’s appointment date and 1/48th of the total shares subject to Mr. Sege’s Option shall vest each month thereafter, so that 100% of the shares shall be vested on the fourth anniversary of Mr. Sege’s appointment date.

Mr. Sege is Chairman, President and Chief Executive Officer of Echelon Corporation, which he joined in August 2010. Prior to joining Echelon Corporation, Mr. Sege was President and Chief Operating Officer, and Board member, of 3Com Corporation. Prior to joining 3Com Corporation, Mr. Sege was President and Chief Executive Officer of Tropos Networks, Inc., a provider of wireless broadband networks. Mr. Sege holds an MBA from Harvard University and a bachelor’s degree from Pomona College.

On October 10, 2012, we issued a press release announcing Mr. Sege’s appointment to our board of directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Ubiquiti Networks, Inc. issued October 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI NETWORKS, INC.

Date: October 10, 2012	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Ubiquiti Networks, Inc. issued October 10, 2012.